EXHIBIT 5

February 21, 2013

Alleghany Corporation

7 Times Square Tower

17th Floor

New York, New York 10036

Ladies and Gentlemen:

Re:	Registration Statement on Form S-8 Filed with the
Securities and Exchange Commission on February 21, 2013

We have acted as counsel to Alleghany Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 of the Company (the “Registration Statement”) relating to 600,000 shares of common stock, par value $1.00 per share, of the Company (the “Shares”) offered or to be offered pursuant to the Alleghany Corporation 2012 Long-Term Incentive Plan (the “Plan”).

In rendering this opinion, we have examined the Registration Statement, the corporate records, certificates and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate as a basis for our opinion. In conducting this examination and in rendering this opinion, we have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates and assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the issuance of the Shares under the Plan has been duly authorized and that all of the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Edwards Wildman Palmer LLP